Exhibit 10.30

TRANSITION AGREEMENT AND LIMITED RELEASE

This Transition Agreement and Limited Release (“Limited Release”) is made by and between Susan A. Knudson (“Executive”) and Pfenex Inc. (the “Company”) (collectively, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive is employed by the Company as the Company’s Sr. Vice President, Chief Financial Officer;

WHEREAS, Executive signed an Executive Employment Agreement with the Company on January 3, 2018 (the “Employment Agreement”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on January 23, 2018 (the “Confidentiality Agreement”);

WHEREAS, the Company previously granted Executive options to purchase a total of 202,500 shares of the Company’s common stock (each, an “Option”) pursuant to the terms and conditions of the Company’s 2014 Incentive Compensation Plan (the “Plan”) and the individual award agreements thereunder (each, “Stock Option Agreement” and together with the Plan, the “Equity Agreements”);

WHEREAS, Executive is resigning from her position as Sr. Vice President, Chief Financial Officer of the Company and all other officer, manager, or executive roles, without “Good Reason” (as defined in the Employment Agreement) effective on November 13, 2019 (“CFO Resignation Date”);

WHEREAS, the Parties wish to resolve certain disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, certain claims arising out of or in any way related to Executive’s employment with or separation from the Company;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.

Consideration. In consideration of Executive’s entering into this Limited Release and executing the resignation letter appended as Exhibit A prior to or contemporaneously with Executive’s execution of this Limited Release, the Company agrees as follows:

a.

Continued Employment; Transition Services. Commencing on the CFO Resignation Date, Executive agrees to provide transition services to the Company through February 1, 2020 (such period the “Transition Period,” with February 1, 2020 hereafter referred to as the “Planned Separation Date”). During the Transition Period, the Company will continue to employ Executive as an at-will employee, under the same benefits and base salary as in effect immediately prior to the CFO Resignation

Date, until no later than the Planned Separation Date (unless Executive’s employment terminates sooner as discussed herein), except that Executive agrees that Executive will no longer be the Company’s Sr. Vice President, Chief Financial Officer or hold any managerial or executive role as of the CFO Resignation Date. Nothing in this Limited Release shall in any way be construed to alter the at-will nature of Executive’s employment with the Company during the Transition Period. As a result, Executive is free to terminate Executive’s employment at any time, for any reason or for no reason and the Company is free to terminate Executive’s employment at any time, for any reason or for no reason even before the Planned Separation Date. If Executive’s employment ends for any reason before the Planned Separation Date, the Company shall only pay Executive her earned salary up and through the last day worked, but no more. If Executive’s employment ends as scheduled on the Planned Separation Date, the Company shall only pay Executive her earned salary up and through the Planned Separation Date, but no more. Regardless of whether Executive executes this Limited Release, upon the date Executive’s employment terminates (whether on the Planned Separation Date or earlier, for any reason), the Company will pay Executive (i) all accrued but unused vacation earned up to the date Executive’s employment terminates; and (ii) any reasonable and necessary, unreimbursed business expenses incurred up to the date Executive’s employment terminates, which are submitted to the Company, pursuant to the Company’s standard expense reimbursement procedure.

b.

Transition Services. Executive agrees that during the Transition Period, Executive will assist the Company, in good faith, with transitioning Executive’s responsibilities or such other non-executive and non-managerial services as the Company may reasonably request, but in no way will Executive provide services as an executive, officer, or manager of the Company. Nothing in this Limited Release shall in any way be construed to allow Executive to bind the Company. During the Transition Period, Executive may not work more than eight hours in a day, 40 hours in a week, or six days in a row without mutual, prior, express, written agreement with the Company.

c.

Bonus Severance. If Executive remains employed by the Company through the Planned Separation Date, and during such time provides competent transition services (as determined by the Company in its sole discretion) as reasonably requested by the Company, the Company agrees to pay to Executive an award under the Pfenex Inc. Incentive Compensation Plan (the "Bonus Plan"). Such amount shall have a target amount of thirty-five percent (35%) of the aggregate amount of Executive's salary payments paid by the Company to Executive during 2019 and further subject to the provisions of this paragraph and adjustment by the Company’s Compensation Committee of its Board of Directors (the “Compensation Committee”). The Bonus Severance amount will be determined based on achievement of the performance goals under the Bonus Plan for the Company’s 2019 fiscal year (the “2019 Performance Period”), which are corporate performance goals (weighted 80%) and individual performance goals (weighted 20%), except that the Executive's individual performance goals, will be deemed achieved at one hundred percent (100%), when calculating the Bonus Severance amount (collectively, the "Bonus Severance"). The Bonus Severance will be paid in accordance with the terms and conditions of the Bonus Plan following the 2019 Performance Period and no later than February 28, 2020; provided that Executive continues to provide competent transition services as reasonably requested by the Company through the Transition Period. Executive acknowledges and agrees that unless she signs this Limited Release, she would not otherwise be entitled to the cash award described in this paragraph.

d.

Benefits. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, will cease as of the Planned Separation Date or, if Executive’s employment ends earlier, on the date her employment with the Company ends.

e.	Acknowledgement. Executive acknowledges that without this Limited Release, Executive is otherwise not entitled to the consideration listed in this section 1.
2.

Equity.  Except as amended by Section 1 of this Limited Release, each Option that is outstanding and unexercised as of the CFO Resignation Date shall continue to be subject to the terms of the Equity Agreements, including that each Option shall continue to vest and remain exercisable during the Transition Period and until the Planned Separation Date (unless Executive’s employment terminates earlier), in accordance with the vesting schedule under the applicable Equity Agreements. For avoidance of doubt, Parties agree that there will be no break in service between the CFO Resignation Date and the date that the Transition Period begins for purposes of Executive being considered a Service Provider under the applicable Equity Agreements. Executive acknowledges and agrees to continue to abide by the terms and conditions of the Company’s Insider Trading Policy in accordance with its terms, including, without limitation, the pre‑clearance procedures.

3.

Separation Agreement and Release. Upon the actual termination of Executive’s employment whether on the Planned Separation Date or earlier, in exchange for Executive’s execution of the Separation Agreement and Release attached hereto as Exhibit B (the “Separation Agreement”) within the timeframe set forth in the Separation Agreement (e.g. within twenty-one (21) days of Executive’s termination/separation from employment but not earlier than the date Executive’s employment actually terminates), the Company agrees to provide Executive with the consideration and severance benefits set forth in Section 1 of the Separation Agreement, subject to the terms and conditions of the Separation Agreement. Executive acknowledges that without the Separation Agreement, Executive is otherwise not entitled to the consideration and severance benefits listed in section 1 of the Separation Agreement or any other post-employment benefits, including, but not limited to, under the Employment Agreement or Equity Agreements. Executive acknowledges and agrees that no payment or other consideration provided under the Separation Agreement constitutes a raise, a bonus, or continued employment and that the Separation Agreement is not a condition of employment or continued employment. The Parties agree to modify the Separation Agreement to comply with any new laws that become applicable prior to the end of the Transition Period.

4.	Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Limited Release, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive as of the Limited Release Effective Date. On or before the CFO Resignation Date, the Company shall pay or provide Executive all additional salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, interest, outplacement costs, fees, reimbursable expenses, and any and all other benefits and compensation due to Executive as of the CFO Resignation Date.

5.

Release of Claims.  In exchange for the Consideration provided under this Limited Release at Section 1, Executive agrees to release, with the exception of any rights or claims Executive may have under the California Fair Employment and Housing Act (the “FEHA”),  any and all claims Executive may have against the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively the “Releasees”) as of the date Executive signs this Limited Release including, but not limited to, the following: (a) claims arising under the federal or any state constitution; (b) claims for breach of contract, breach of public policy, physical or mental harm or distress; (c) any claim for attorneys’ fees and costs; (d) any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company; and (e) any and all other claims arising from Executive’s employment relationship with the Company or the termination of that relationship.  Executive agrees that, with respect to the claims released herein, Executive will not file any legal action asserting any such claims and has no lawsuits or other actions pending with respect to the claims released herein.  Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released.  This release does not extend to: (i) any obligations incurred under this Limited Release; or (ii) claims that cannot be released as a matter of law. Nothing herein releases any rights or claims Executive may have under the FEHA.

6.

California Civil Code Section 1542.  Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder with respect to the claims released herein, as well as under any other statute or common law principles of similar effect.

7.

Trade Secrets and Confidential Information/Company Property.  Subject to the Protected Activity provision, Executive acknowledges that, separate from this Limited Release, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Executive specifically acknowledges and agrees that any violation of the provisions of the Confidentiality Agreement governing the non-disclosure and non-use of the Company’s trade secrets and proprietary and confidential information, as well as the provisions regarding the Company’s Inventions and return of Company property, shall constitute a material breach of this Limited Release. Parties agree, however, that Section 8 of the Confidentiality Agreement prohibiting the solicitation of Company employees will not be enforced as to post-employment activities, and is considered removed from the Confidentiality Agreement. Moreover, the Company will not enforce Section 11 of the Employment Agreement upon termination of Executive’s employment.

8.

Protected Activity Not Prohibited.  Executive understands that nothing in this Limited Release shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing the terms, wages, and working conditions of employment, or disclosing information  pertaining to sexual harassment or any unlawful or potentially unlawful conduct in the workplace, as protected by applicable law. Executive understands that in connection with such Protected Activity under prong (i) of this section, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute the Company’s confidential information as set forth in the Confidentiality Agreement, to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement or the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Limited Release. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

9.	Governing Law. This Limited Release shall be governed by the laws of the State of California, without regard for choice-of-law provisions.
10.

Severability and Counterparts. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Limited Release shall continue in full force and effect without said provision or portion of provision. This Limited Release may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Limited Release may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

11.

Limited Release Effective Date.  Executive understands that this Limited Release shall be null and void if not executed by Executive by November 13, 2019. This Limited Release will become effective on the date it has been signed by both Parties (the “Limited Release Effective Date”).

12.

Voluntary Execution of Limited Release.  Executive understands and agrees that Executive executed this Limited Release voluntarily, without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing Executive’s claims against the Company as set forth herein.

IN WITNESS WHEREOF, the Parties have executed this Limited Release on the respective dates set forth below.

SUSAN A. KNUDSON, an individual

Dated:	November 13, 2019	/s/ Susan A. Knudson
Susan A. Knudson

PFENEX INC.

Dated:	November 13, 2019	By	/s/Evert B. Schimmelpennink
Evert B. Schimmelpennink
Chief Executive Officer

EXHIBIT A OF LIMITED RELEASE

LETTER OF RESIGNATION

November 13, 2019

To the Board of Directors of Pfenex:

I hereby resign from any and all officer, managerial, and executive positions, including as the Sr. Vice President, Chief Financial Officer of Pfenex Inc. (the "Company") and as an officer of any subsidiaries of the Company effective as of November 13, 2019 (the "CFO Resignation Date"). Following the CFO Resignation Date, I will cease to represent myself as an officer or executive of the Company, will not perform any managerial duties on behalf of the Company, and will cease to be a signatory for, and to otherwise obligate, the Company.

I also agree to execute any necessary documents or other forms necessary to effectuate or document my resignation as a matter of local, state, federal or international law.

Yours Truly,

/s/ Susan A. Knudson

Susan A. Knudson

EXHIBIT B OF LIMITED RELEASE

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Susan A. Knudson (“Executive”) and Pfenex Inc. (the “Company”) (collectively, Executive and the Company referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, Executive signed an Executive Employment Agreement with the Company on January 3, 2018 (the “Employment Agreement”);

WHEREAS, Executive signed an At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement with the Company on January 23, 2018 (the “Confidentiality Agreement”);

WHEREAS, the Company previously granted Executive options to purchase a total of 202,500 shares of the Company’s common stock (each, an “Option”) pursuant to the terms and conditions of the Company’s 2014 Incentive Compensation Plan (the “Plan”) and the individual award agreements thereunder (each, “Stock Option Agreement” and together with the Plan, the “Equity Agreements”);

WHEREAS, Executive resigned from her position as Sr. Vice President, Chief Financial Officer of the Company and all other officer, manager, or executive roles, without “Good Reason” as defined in the Employment Agreement, effective on November 13, 2019  (“CFO Resignation Date”);

WHEREAS, Executive signed a Transition Agreement and Limited Release with the Company in connection with the transition of Executive’s services on November 13, 2019 (the “Limited Release”), which provided that Executive would remain an at-will employee of the Company performing non-managerial, non-executive duties through the Transition Period (as defined in “Limited Release”);

WHEREAS, Executive resigned from her employment with the Company and all remaining roles as in effect during the Transition Period (as defined in the Limited Release), such resignation being effective as of February 1, 2020 (the “Separation Date”);

WHEREAS, the Company is not within a Change of Control Period (as defined in the Employment Agreement); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.

Consideration.  In consideration of Executive’s execution and non-revocation of this Agreement under the “Acknowledgment of Waiver of Claims under ADEA” provision below, and in consideration of Executive’s fulfillment of all of the Agreement’s terms and conditions, the Company agrees to the following:

a.

Severance Payment.  The Company agrees to pay Executive a total of Three Hundred and Seventy-Five Thousand, Six Hundred and Ninety Dollars ($375,690), less applicable withholdings (the “Severance Payment”) in accordance with the Company’s regular payroll practices, by the end of the 61st day following the Separation Date, so long as this Agreement is Effective and irrevocable by such date. Parties acknowledge and agree that the Severance Payment equals (x) the sum of (A) seventy-five percent (75%) of Executive’s base annual salary, as in effect immediately prior to the Separation Date, plus (B) the sum of all performance bonuses paid to Executive for the Company’s fiscal year immediately preceding the fiscal year in which the Resignation Date occurred. Executive acknowledges that the Company will issue a Form W-2 in connection with the Severance Payment set forth in this Section and that the Severance Payment is subject to applicable withholdings.

b.

COBRA. The Company shall reimburse Executive for payments Executive makes for COBRA coverage (at the coverage levels in effect immediately prior to the Separation Date) until the earlier of: 1) a period of nine (9) months from the Separation Date, or 2) the date upon which Executive and/or Executive’s eligible dependents are no longer eligible for COBRA continuation coverage, whichever occurs first, provided Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage.

c.

Resignation. As Executive voluntarily resigned from Executive’s position as Sr. Vice President, Chief Financial Officer as well as any and all managerial and executive roles with the Company on the CFO Resignation Date (as defined in the Limited Release), Executive hereby now voluntarily resigns from Executive’s employment with the Company, including all remaining positions Executive held with the Company and its affiliates during the Transition Period (as defined in the Limited Release) effective on the Separation Date. Executive agrees to execute any documentation deemed reasonably necessary by the Company to confirm Executive’s resignation from employment with the Company.  Executive acknowledges that while said resignation occurred in expectation of this Agreement, Executive’s resignation itself shall not be considered a part of, or a term or condition of, this Agreement, and that if the Executive subsequently revokes this Agreement as provided for herein, said revocation does not affect or nullify in any way Executive’s resignation and termination of employment.

d.

No Further Severance and Acknowledgement. Except as explicitly set forth in this section, Executive acknowledges and agrees that Executive is not entitled to receive any severance benefits or other post-employment benefits from the Company, including, but not limited to, under the Employment Agreement or the Equity Agreements. Executive acknowledges and agrees that no payment or other consideration provided herein constitutes a raise, a bonus, or continued employment and that this Agreement is not a condition of employment or continued employment. Executive hereby acknowledges that without this Agreement, Executive is not otherwise entitled to the consideration listed in this Section 1.

2.

Equity.  The Parties agree that for purposes of determining the number of shares of the Company’s common stock that Executive is entitled to purchase from the Company, pursuant to the exercise of each Option, each Option will be considered to have vested only up to the Separation Date. Executive acknowledges that as of the Separation Date, Executive will have vested as to 86,500 shares subject to the Options and no more. The exercise of the vested portion of the Options and any shares acquired through such exercise shall continue to be governed by the terms and conditions of the applicable Equity Agreements.

3.

Benefits.  Executive’s health insurance benefits shall cease on or before February 28, 2020, subject to Executive’s right to continue Executive’s health insurance under COBRA. Executive’s participation in all benefits and incidents of employment, including, but not limited to, vesting in stock options, and the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.

Payment of Salary and Receipt of All Benefits.  Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.

Release of Claims.  Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, subsidiaries, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.	any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;
b.

any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.

any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d.

any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the National Labor Relations Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act (the “FEHA”);

e.	any and all claims for violation of the federal or any state constitution;

f.	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
g.

any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h.	any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits. This release supersedes the release set forth at Section 5 of the Limited Release.

6.

Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 ("ADEA"), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.

California Civil Code Section 1542.  Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULDHAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

8.

No Pending or Future Lawsuits.  Executive represents that, with respect to the claims released herein, Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.

Confidentiality.  Subject to the Protected Activity provision, Executive agrees to maintain in complete confidence the existence of this Agreement or the Limited Release, the contents and terms of this Agreement or the Limited Release, and the consideration for this Agreement and the Limited Release (hereinafter collectively referred to as “Separation Information”). Except as required by law, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties. Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information.

10.

Trade Secrets and Confidential Information/Company Property.  Subject to the Protected Activity provision, Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Subject to the Protected Activity provision, Executive agrees to observe and abide by the terms of the Confidentiality Agreement, specifically including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Subject to the Protected Activity provision, Executive specifically acknowledges and agrees that any violation of the provisions of the Confidentiality Agreement governing the non-disclosure and non-use of the Company’s trade secrets and proprietary and confidential information, as well as the provisions regarding the Company’s Inventions and return of Company property, shall constitute a material breach of this Agreement. Parties agree, however, that Section 8 of the Confidentiality Agreement prohibiting the solicitation of Company employees will not be enforced as to post-employment activities, and is considered removed from the Confidentiality Agreement. Moreover, the Company will not enforce Section 11 of the Employment Agreement upon termination of Executive’s employment. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Company (with the exception of a copy of the Employee Handbook and personnel documents specifically relating to Executive), developed or obtained by Executive in connection with Executive’s employment with the Company, or otherwise belonging to the Company.

11.

No Cooperation.  Subject to the Protected Activity provision, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

12.

Protected Activity Not Prohibited.  Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) disclosing information pertaining to sexual harassment or any other unlawful or potentially unlawful conduct in the workplace, to the extent protected by applicable law. Executive understands that in connection with such Protected Activity under prong (i) of this section, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute the Company’s confidential information under the Confidentiality Agreement, to any parties other than the Government Agencies. Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement or the Employment Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

13.

Mutual Nondisparagement.  Subject to the Protected Activity provision above, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Company agrees to refrain from any disparagement, defamation, libel, or slander of  Executive. Executive understands that the Company’s obligations under this section extend only to the Company’s current executive officers and members of its Board of Directors and only for so long as each officer or member is an employee or Director of the Company. Executive shall direct any inquiries by potential future employers to the Company’s human resources department.

14.

Breach.  In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

15.

No Admission of Liability.  Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

16.	Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

17.

ARBITRATION.  EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN SAN DIEGO COUNTY, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS

AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

18.

Tax Consequences.  The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

19.

Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.  The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes that may be imposed on Executive as a result of Section 409A.

20.

Authority.  The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

21.

Severability.  In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

22.

Attorneys’ Fees.  Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

23.

Entire Agreement.  This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company, with the exception of the Confidentiality Agreement, the Equity Agreements, and the Limited Release, except as otherwise modified or superseded herein, and except as inconsistent with this Agreement (in which case this Agreement governs and supersedes).

24.	No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer.

25.

Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

26.

Effective Date.  Executive understands that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days of the Separation Date (but must not be executed before the Separation Date). Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).

27.

Counterparts.  This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.  The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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28.

Voluntary Execution of Agreement.  Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a)	Executive has read this Agreement;
(b)	Executive has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;
(c)	Executive understands the terms and consequences of this Agreement and of the releases it contains;
(d)	Executive is fully aware of the legal and binding effect of this Agreement; and
(e)	Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SUSAN A. KNUDSON, an individual

Dated:	________________, 20___
Susan A. Knudson

PFENEX INC.

Dated:	________________, 20___	By
Evert B. Schimmelpennink
Chief Executive Officer